EXHIBIT 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

SANDS CHINA LTD.
金沙中國有限公司*
(incorporated in the Cayman Islands with limited liability)
(Stock Code: 1928)

INSIDE INFORMATION
AUDITOR DECLINING TO STAND FOR RE-APPOINTMENT

This announcement is issued pursuant to Rules 13.09(2)(a) and 13.51(4) of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) and Part XIVA of the Securities and Futures Ordinance.

On April 28, 2013, the Company received a letter from PricewaterhouseCoopers Hong Kong (“PwC”) stating that it will not be standing for re-appointment as the Company’s auditor for the year ending December 31, 2013.

On or about April 27, 2013 at 4:11 a.m. Hong Kong time, our controlling shareholder, Las Vegas Sands Corp. (“LVSC”), announced that, on April 23, 2013, PricewaterhouseCoopers LLP had indicated to LVSC, and LVSC concurred, that PricewaterhouseCoopers LLP declined to stand for re-election as LVSC’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

This announcement is issued by Sands China Ltd. (the “Company”) pursuant to Rules 13.09(2)(a) and 13.51(4) of the Listing Rules and Part XIVA of the Securities and Futures Ordinance.

The Company and PwC

On April 28, 2013, the Company received a letter from PwC (the “Letter”) stating that it will not be standing for re-appointment as the Company’s auditor for the year ending December 31, 2013 and that its current appointment will terminate upon completion of its review of the Company’s financial information prepared for inclusion in the condensed consolidated financial statements of LVSC as of and for the quarter ended March 31, 2013.

The Letter also stated that, on April 23, 2013, PricewaterhouseCoopers LLP, the US member firm of the PricewaterhouseCoopers network, indicated to LVSC, and LVSC concurred, that PricewaterhouseCoopers LLP declined to stand for re-election as LVSC’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In this connection, PwC considers it impractical for PwC to continue as auditor to the Company and has therefore decided not to seek re-appointment as the auditor of the Company.

PwC confirmed that there are no circumstances connected with PwC’s decision not to seek reappointment as the auditor of the Company that PwC considers should be brought to the attention of the shareholders of the Company.

The Company also confirms that there are no disagreements between the Company and PwC and there are no other matters that need to be brought to the attention of the holders of securities of the Company.

 The Company is in the process of selecting a suitable candidate to replace PwC as the Company’s auditor. A further announcement will be made in due course.

LVSC and PricewaterhouseCoopers LLP

On or about April 27, 2013 at 4:11 a.m. Hong Kong time, LVSC announced that, on April 23, 2013, PricewaterhouseCoopers LLP had indicated to LVSC, and LVSC concurred, that PricewaterhouseCoopers LLP declined to stand for re-election as LVSC’s independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP’s current appointment will terminate upon completion of its review of LVSC’s condensed consolidated financial statements as of and for the quarter ended March 31, 2013, the filing of the related Form 10-Q, and completion of certain statutory audit services. A copy of LVSC’s Form 8-K (the “LVSC Filing”) can be accessed at http://investor.lasvegassands.com/secfiling.cfm?filingid=950142-13-1052 or http://www.sec.gov/Archives/edgar/data/1300514/000095014213001052/eh1300659_8k.htm.

In addition, the LVSC Filing stated that:

(a)
the reports of PricewaterhouseCoopers LLP on LVSC’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; and

(b)
during the fiscal years ended December 31, 2012 and 2011 and through April 23, 2013, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports on LVSC’s consolidated financial statements for such years.

By order of the Board
Sands China Ltd.
David Alec Andrew Fleming
Company Secretary

Macao, April 29, 2013

As at the date of this announcement, the directors of the Company are:

Executive Directors:
Edward Matthew Tracy
Toh Hup Hock

Non-Executive Directors:
Sheldon Gary Adelson
Michael Alan Leven (David Alec Andrew Fleming as his alternate)
Jeffrey Howard Schwartz
Irwin Abe Siegel
Lau Wong William

Independent Non-Executive Directors:
Iain Ferguson Bruce
Chiang Yun
David Muir Turnbull
Victor Patrick Hoog Antink

* For identification purposes only